SUB-ADVISORY AGREEMENT

AGREEMENT made as of August 21, 2020, as revised September 21, 2020, among CENTRAL PARK ADVISERS, LLC, a Delaware limited liability company (the "Adviser"), SELECT EQUITY GROUP, L.P., a Delaware limited partnership ("Sub-Adviser"), and, solely with respect to Section 7 and Exhibit A, CPG Cooper Square International Equity, LLC (the "Fund").

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company;

WHEREAS, the Fund has entered into an Investment Advisory Agreement with the Adviser, dated August 21, 2020 (the "Investment Advisory Agreement"), pursuant to which the Adviser has been appointed to furnish certain investment advisory and portfolio management services to the Fund;

WHEREAS, the Adviser has the authority under the Investment Advisory Agreement to delegate, in compliance with applicable law, to one or more investment sub-advisers any of the duties enumerated in the Investment Advisory Agreement; provided, that, in each case, the Adviser will continue to oversee the services provided by such sub-adviser and its employees and any such delegation will not relieve the Adviser of any of its obligations under the Investment Advisory Agreement;

WHEREAS, the Adviser wishes to engage the Sub-Adviser as the sole investment sub-adviser of the Fund; and

WHEREAS, the Sub-Adviser is willing to furnish certain investment advisory and portfolio management services pursuant to this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.            Appointment. The Adviser hereby appoints the Sub-Adviser to act as investment sub-adviser to the Fund on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, on the terms stated in this Agreement and for the compensation stated on Exhibit A to this Agreement.

2.            Duties as Sub-Investment Adviser. Subject to the general supervision of (i) the Fund's Board of Directors (the "Board") and (ii) the Adviser, the Sub-Adviser shall manage the investment operations and the composition of the portfolio securities and investments, including cash, of the Fund (collectively, the "Assets"), including the purchase, retention and disposition thereof and agreements relating thereto, in accordance with the Fund's investment objective and policies as stated in the Fund's Prospectus (as defined in Section 5(e) of this Agreement) and subject to the following understandings:

(a)            The Sub-Adviser shall furnish a continuous investment program for the Assets of the Fund's portfolio and determine from time to time which investments and securities will be purchased, retained, sold (including sold short) or lent by the Fund, whether, when and to what extent the Fund will engage in borrowing from banks or other financial institutions for investment purposes and which portion of the assets will be invested or held uninvested as cash or cash equivalents and shall communicate as provided in this Agreement in a timely manner all such transactions to the Adviser and custodian or such depositories designated in advance by the Fund or the Adviser.

(b)            The Sub-Adviser may lend securities from the Fund's portfolio in connection with short sales or other portfolio investment techniques. The Sub-Adviser is not, and shall not be,

required to manage a securities lending program for the Fund and no such securities lending program will be implemented for the Fund without the written consent of the Sub-Adviser.

(c)            The Sub-Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Fund's Governing Documents (as defined below) and with the policies adopted by the Board in respect of the Fund, provided such documents and any amendments thereto have been delivered to the Sub-Adviser in accordance with Section 5 below. The Adviser shall take reasonable steps to ensure that the operations of the Fund will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations, provided, that the Sub-Adviser shall take reasonable steps to ensure that transactions effected by the Sub-Adviser for the account of the Fund will not violate the requirements of the 1940 Act and will comply with the requirements relating to investments generating qualifying income and asset diversification applicable to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended ("Code").

(d)            The Adviser has claimed or intends to claim an exclusion from registration as a "commodity pool operator" with respect to the Fund under the Regulation 4.5 of the Commodities Exchange Act (the "CEA") and rely on the exemption in Regulation 4.14(a)(8) of the CEA to provide commodity interest trading advice to the Fund. The Sub-Adviser shall not manage the Assets in a manner that would cause the Adviser to not qualify for such exclusions until otherwise approved by the Adviser in writing.

(e)            The Sub-Adviser shall determine the Assets to be purchased, sold or lent by the Fund and as agent for the Fund will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities; in placing orders with brokers and/or dealers the Sub-Adviser intends to seek best price and execution for purchases and sales, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as provided herein.

(f)            The Sub-Adviser may cause the Fund to allocate brokerage to broker-dealers that provide the Sub-Adviser with research and other services, even though such brokers or dealers may charge commissions that exceed those other broker-dealers may have charged for the same transactions, provided (i) the Sub-Adviser determines in good faith that the commission is reasonable in relation to the value of the brokerage and/or research services provided by the broker-dealer, viewed in terms of either the particular transaction or the Sub-Adviser's overall responsibilities with respect to the Fund and the other accounts as to which the Sub-Adviser exercises investment discretion, without any requirement to demonstrate that any such factor is of a direct benefit to the Fund, (ii) such commission is paid in compliance with all applicable state and federal laws, including Section 28(e) of the Securities Exchange Act of 1934, as amended, and (iii) in the opinion of the Sub-Adviser, the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term.

(g)            Provided that the relevant materials have been forwarded to the Sub-Adviser in a timely fashion by, or on behalf of, the Fund, the Sub-Adviser shall be responsible for voting proxies and making all other voting and consent determinations with respect to the issuers of securities and other instruments held in the Fund's portfolio in (i) a manner deemed by the Sub-Adviser to be in the best interests of the Fund and (ii) accordance with the Sub-Adviser's proxy voting policies and procedures, a copy of which has been provided to the Adviser. Such authority shall remain in effect unless the Adviser has advised the Sub-Adviser in writing that the right to vote proxies has been expressly reserved to the Adviser or the Fund or otherwise delegated to another party. The Sub-Adviser shall have the power to exercise rights, options, warrants, conversion privileges, and redemption privileges and tender securities pursuant to a tender offer with respect to any Assets held by the Fund. The Adviser shall be responsible

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for the timely filing of all claims (or otherwise causing the Fund to participate) in class action settlements or similar proceedings in which investors may participate related to securities currently or previously associated with the Fund and shall provide the Sub-Adviser with a copy of any such claim or related document so filed. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other customers, the Sub-Adviser, may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its obligations to the Fund and to such other customers.

(h)            The Sub-Adviser shall: (i) provide the Adviser with any information reasonably requested regarding its management of the Assets required for the Prospectus, reports to the Fund's investors or filings with the Securities and Exchange Commission (the "Commission"), and other information reasonably requested by the Adviser; (ii) render to the Board such periodic and special reports as the Board or the Adviser may reasonably request; and (iii) meet with representatives of the Adviser or members of the Board at the reasonable request of the Adviser or the Board for the purpose of reviewing the Sub-Adviser's performance under this Agreement at reasonable times and upon reasonable advance notice.

(i)            The Sub-Adviser will maintain a written code of ethics (the "Code of Ethics") that complies with the requirements of Rule 17j-1 under the 1940 Act ("Rule 17j-1"), a copy of which will be provided to the Adviser and the Fund, and will institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1) from violating its Code of Ethics. The Sub-Adviser will follow such Code of Ethics in performing its services under this Agreement. The Sub-Adviser also will certify annually to the Fund that it and its "Advisory Persons" (as defined in Rule 17j-1) have complied materially with the requirements of Rule 17j-1 during the previous period or, if not, explain what the Sub-Adviser has done to seek to ensure such compliance in the future.

(j)            The Sub-Adviser will promptly notify the Adviser in writing of, in each case prior to, or promptly after, the occurrence of: (i) any actual or, to the extent known, reasonably expected future change in control or management of the Sub-Adviser; (ii) the death, incapacitation or departure of George S. Loening, Chad M. Clark or Matthew C. Pickering from the Sub-Adviser, or the cessation of the active involvement of any of the foregoing persons in the management of the Sub-Adviser or portfolio management of the Fund; and (iii) any other change in the portfolio manager(s) employed by the Sub-Adviser that are primarily responsible for the day-to-day management of the Fund's portfolio.

(k)            The Sub-Adviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders for the Fund as are required to be maintained by the Fund under the 1940 Act. The Sub-Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-Adviser pursuant to this Sub-Advisory Agreement required to be prepared and maintained by the Sub-Adviser pursuant to applicable law. To the extent required by law, the books and records pertaining to the Fund, which are in possession of the Sub-Adviser, shall be the property of the Fund; provided, however, that the Sub-Adviser may retain copies of the Fund's books and records at its own cost. Upon the reasonable advance notice of the Adviser or the Fund, copies of any such books and records shall be provided promptly by the Sub-Adviser to the Adviser and the Fund, or their respective designated representatives.

(l)            Upon request, and in accordance with the scope of its obligations and responsibilities contained in this Agreement, Sub-Adviser will provide reasonable certifications and

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documentation to the Adviser in connection with the Fund's compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, and Rule 38a-1 under the 1940 Act. Such assistance shall include, but not be limited to: (i) providing, upon the request of the Fund's Chief Compliance Officer, copies of the Sub-Adviser's compliance policies and procedures, and a summary thereof; (ii) certifying quarterly, or more frequently upon reasonable request, that the Sub-Adviser's compliance program adopted pursuant to Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the "Advisers Act") is reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the services Sub-Adviser is obligated to provide to the Fund and is operating effectively; (iii) providing the Fund's Chief Compliance Officer with direct access to the Sub-Adviser's compliance personnel as reasonably requested; (iv) providing the Fund's Chief Compliance Officer with such periodic reports as reasonably requested and in a form satisfactory to the Adviser and the Sub-Adviser; and (vi) promptly providing the Fund's Chief Compliance Officer with a written report in the event of any material compliance violations in respect of the Fund. Upon request, the Sub-Adviser will provide certifications to the Fund, in a form satisfactory to the Fund and the Sub-Adviser, to be relied upon by the Fund's officers certifying the Fund's periodic reports on Form N-CSR pursuant to Rule 30a-2 under the 1940 Act.

(m)            The Sub-Adviser has provided to the Adviser prior to the execution of this Agreement, and the Adviser has acknowledged receipt of, all accounts, books, internal working papers and any other records or documents that are necessary to form the basis for or demonstrate the calculation of any historical performance or rate of return data previously furnished to the Adviser or its affiliates, for each month, quarter and year from the earliest date until the date hereof and, within five days following the request of the Adviser, will provide such materials with respect to monthly, quarterly and annual periods commencing hereafter.

(n)            In connection with any purchase and sale of securities or other instruments for the Fund, the Sub-Adviser will arrange for the transmission to the custodian for the Fund (the "Custodian") on a daily basis such confirmation, trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify the securities or other instruments to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the Custodian to perform its custodial, administrative and recordkeeping responsibilities with respect to the Fund. The parties acknowledge that the Sub-Adviser is not a custodian of the Fund's assets and will not take possession or custody of the Assets.

(o)            The Sub-Adviser will assist the Custodian, administrator or similar party designated by the Adviser in assessing the fair value of securities or other instruments held in the Fund's portfolio for which market quotations are not readily available or for which the Adviser or the Board has otherwise determined to fair value such portfolio holdings. Notwithstanding the foregoing, the Adviser acknowledges and agrees that Sub-Adviser is not a pricing vendor for the Fund, the Sub-Adviser agrees to provide pricing information solely as an accommodation for the Fund, to the extent legally and contractually permissible, and the Sub-Adviser does not have any responsibility for determining the price of any security held by the Fund or calculating the Fund's net asset value. The Sub-Adviser shall not be liable for any damages or losses resulting from prices for which the Sub-Adviser provides assistance in obtaining a valuation, or for which it makes a recommendation, except to the extent that the Sub-Adviser knew or had reason to know that the information provided by the Sub-Adviser was incorrect or unreliable.

(p)            The Sub-Adviser will provide reasonable assistance to Adviser in respect of the Adviser's marketing efforts, provided that Sub-Adviser shall not be required to take any action that would render it an underwriter, broker or dealer in respect of the Fund or its securities. The Sub-Adviser's International Long/Short Equity team agrees to meet by conference call once quarterly with the Adviser to discuss the Fund's performance and outlook. For all quarterly calls, at least one investment team

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member will participate. A senior member of the Sub-Adviser's International Long/Short Equity team will participate in these quarterly calls as his schedule allows. In addition, the Sub-Adviser agrees to prepare and to deliver to the Adviser no later than 45-60 days after the end of each fiscal quarter a quarterly investment letter for the Fund. A member of the Sub-Adviser's International Long/Short Equity team shall make commercially reasonable attempts to attend Board meetings no less than quarterly or upon reasonable request after prior notice.

(q)            The Sub-Adviser represents and covenants that, for the period beginning as of the date the Fund commences investment operations (the "Commencement Date") and ending on the fourth anniversary of the Commencement Date, subject to fiduciary duties, it will make a good faith effort to accept investment management authority for at least $1 billion in Fund assets, which may be utilized at any time, and from time to time.

3.            Services Not Exclusive. The investment management services of the Sub-Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others; provided, however, that, except with the Adviser's prior written consent, the Sub-Adviser shall not enter into any agreement to utilize the Sub-Adviser's International Long/Short Strategy, as described in the Sub-Adviser's then current Form ADV, to manage, advise or sub-advise assets of any other U.S. closed-end registered investment company. Notwithstanding anything in this section to the contrary, in the event that the net assets raised by the Fund as of the fourth anniversary of the Commencement Date do not exceed $200 million, the terms of exclusivity rights granted in this section will no longer apply and the Sub-Adviser shall be permitted to make the International Long/Short Strategy available to other U.S. closed-end registered investment companies; provided, however, that, any monies, commitments or assets of the Sub-Adviser invested in the Fund shall be disregarded in calculating such $200 million threshold.

4.            Use of Name.

(a)            The Sub-Adviser shall have no rights relating to the Fund's name or in the name "Central Park Group", "Central Park Advisers", "Central Park" or "CPG" as it is used in connection with investment products, services or otherwise, and the Sub-Adviser will make no use of such names without the express written consent of the Fund or the Adviser, as the case may be; provided that notwithstanding anything in this Agreement to the contrary, the Sub-Adviser shall be entitled to, solely to the extent necessary to perform its services for the Adviser and the Fund pursuant to and in accordance with this Agreement during the term of this Agreement, (i) use the Fund's name and the name "Central Park Advisers" in Form ADV or any other document required to be filed with any governmental agency or self-regulatory organization, and (ii) give the Fund's name to brokers and other third parties providing services to the Fund. The Sub-Adviser shall also be permitted to identify the Fund (A) on the Sub-Adviser's client list and marketing materials, subject to the prior review and approval of the Fund or the Adviser with respect to marketing materials produced for client use (i.e., materials that are required to be filed with the Financial Industry Regulatory Authority ("FINRA")), which shall not be unreasonably withheld, conditioned or delayed and (B) to the extent necessary to perform its obligations under and in accordance with this Agreement. Nothing in this Agreement shall prevent the Sub-Adviser from (i) using the Fund's performance in calculating composite performance or (ii) otherwise publicizing the performance of the Fund as achieved by the Sub-Adviser where the Fund and the Adviser are not specifically identified.

(b)            Neither the Adviser nor the Fund shall have any rights relating to the name of the Sub-Adviser or "Cooper Square" or any derivation thereof and will make no use of such name without the express written consent of the Sub-Adviser; provided that notwithstanding anything in this Agreement to the contrary, the Sub-Adviser hereby grants to the Fund and the Adviser a limited, non-exclusive,

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worldwide license to use the name of the Sub-Adviser or "Cooper Square", or any derivation thereof (i) in the Prospectus, including any draft Prospectus or amendment thereto, as well as other informational materials, correspondence or conversations relating to the Fund, including, without limitation, any brochure or other marketing materials, subject to the prior review and approval of Sub-Adviser with respect to marketing materials produced for client use (i.e., materials that are required to be filed with FINRA), which shall not be unreasonably withheld, conditioned or delayed, and (ii) in any regulatory correspondence with respect to the Fund with the Commission or any other applicable regulatory institution with competent jurisdiction over the Fund. The Sub-Adviser represents and warrants that it has all necessary rights, title and interest necessary to grant the foregoing license and that the uses set forth in this Section 4(b) will not infringe any third party's intellectual property rights. In the event the Sub-Adviser ceases to serve as sub-adviser to the Fund, the Fund shall remove all references to the Sub-Adviser, "Cooper Square" or any derivation thereof in the Prospectus or any marketing or other informational material within 120 days, provided that the Fund may continue reference to the Sub-Adviser as a prior sub-adviser to the Fund or reference "Cooper Square" in the Fund's former name, in each case, as required by applicable law.

(c)            Each of the Adviser and the Sub-Adviser represents, warrants and covenants that it will not make, or cause or allow any of its affiliates to make, any oral or written statement to any third party that disparages, defames, or is intended to reflect adversely upon the Fund, the Adviser or the Sub-Adviser, as applicable.

(d)            It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name (collectively, the "Marks"), are the valuable property of the party in question and its affiliates, and that each other party has the right to use such names pursuant to the relationship created by, and in accordance with the terms of, this Agreement only so long as this Agreement shall continue in effect. The permission to use the name is non-exclusive, non-transferable and non-assignable. In obtaining permission to use the Marks for the purpose of this Agreement, neither party will acquire the right, title, or interest whatsoever to any of the Marks. Neither party, nor anyone acting on its behalf, shall edit, excerpt or modify the Marks in any way. Upon termination of this Agreement, the parties shall forthwith cease to use the names and Marks of the other parties (or any derivative or logo) as appropriate and to the extent that continued use is not required by applicable laws, rules and regulations.

5.            Governing Documents. Prior to the Commencement Date, the Adviser will deliver copies of each of the following documents (collectively, the "Governing Documents") to the Sub-Adviser and will promptly notify and deliver to the Sub-Adviser all future amendments and supplements, if any:

(a)            Certificate of Formation of the Fund and all amendments thereto;

(b)            Limited Liability Company Agreement of the Fund and all amendments thereto or amendments and restatements thereof;

(c)            Certified resolutions of the Board authorizing the appointment of the Sub-Adviser and the Adviser and approving this Agreement and the Investment Advisory Agreement;

(d)            The Fund's Registration Statement under the 1940 Act and the Securities Act of 1933, as amended (the "Securities Act"), on Form N-2 (the "Registration Statement") as filed with the Commission, and all amendments and supplements thereto; and

(e)            Prospectus and Statement of Additional Information of the Fund (such prospectus and statement of information, as in effect as of the Commencement Date and as amended or

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supplemented with respect to the Fund from time to time, together herein are referred to as the "Prospectus").

(f)            The Sub-Adviser shall not be responsible for compliance with any change or supplement to a Governing Document until five business days following the Sub-Adviser's notice thereof; provided, however, that if the change or supplement to a Governing Document is, based on the advice of Fund counsel, required to address a regulatory or compliance matter, the Sub-Adviser shall be responsible for compliance with such change or supplement promptly following the Sub-Adviser's notice thereof.

6.            Expenses. The Sub-Adviser shall be responsible solely for the expenses of its investment professionals and staff performing services for the Fund, including any consultants or other professionals hired by the Sub-Adviser in order to perform services for the Fund. For the avoidance of doubt, it is acknowledged and agreed that in no event will the Sub-Adviser be responsible for payment of any fee, expense, commission, tax or other cost or remuneration incurred by the Fund, except to the extent otherwise agreed to in writing.

7.            Compensation. For the services provided and the expenses borne pursuant to this Agreement, the Sub-Adviser will be paid as full compensation therefor the fee set forth on Exhibit A hereto. The Adviser and the Fund shall seek to ensure that units of limited liability company interests in the Fund ("Units") are sold only to "qualified clients" (as such term is defined in Rule 205-3 under the Advisers Act). The Fund and the Adviser shall be deemed to have fulfilled the foregoing responsibility by their reasonable and diligent review or the reasonable and diligent review by a Fund service provider or a selling agent of reasonably detailed and completed investor certifications to the effect that the prospective investor is a "qualified client" within the meaning of Rule 205-3 under the Advisers Act. For the avoidance of doubt, the form of investor certification included in the Prospectus shall be deemed "reasonably detailed."

8.            Initial Subscription: Sub-Adviser will subscribe for $15 million of Units at the initial closing of the Fund or such other amount as may be mutually agreed in writing between the Adviser and the Sub-Adviser.

9.            Standard of Care; Limitation of Liability of the Sub-Adviser. The Sub-Adviser shall use the same skill and care in the management of the Assets as it uses in the investment management of other accounts with similar characteristics for which it has investment responsibility as adviser or sub-adviser. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss, damage, cost or expense directly arising from a breach of fiduciary duty owed to the Fund as a result of this Agreement or a loss, damage, cost or expense resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

10.            Indemnification.

(a)            The Adviser shall indemnify the Sub-Adviser and each of its partners, members, officers, and employees, and each person, if any, who controls the Sub-Adviser within the meaning of Section 15 of the Securities Act ("Sub-Adviser Persons"), against, and hold them harmless from, any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable and documented attorneys' and accountants' fees and disbursements) (collectively, "Losses") asserted or threatened to be asserted by any person in so far as such Losses (or actions with respect thereto) arise out of or are based upon (i) any material breach of any of the

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representations, warranties, covenants or obligations of the Adviser with respect to this Agreement; (ii) any material breach of any of the representations, warranties, covenants or obligations of the Adviser with respect to the Investment Advisory Agreement; (iii) the bad faith, willful misconduct or gross negligence by the Adviser in the performance of its duties under this Agreement or the Investment Advisory Agreement or reckless disregard of obligations or duties hereunder or under the Investment Advisory Agreement; or (iv) any untrue statement of a material fact contained in the Prospectus, the Registration Statement, any proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Fund or the Adviser that was required to be stated therein or necessary to make the statements therein not misleading, except to the extent such untrue statement or omission (i) was made in reliance upon information furnished to the Adviser or the Fund by the Sub-Adviser specifically for use therein and such information was reproduced without alteration in the form provided by the Sub-Adviser and used in the context in which it was given or otherwise approved in writing by the Sub-Adviser, or (ii) is "Sub-Adviser Information." "Sub-Adviser Information" shall mean disclosures made concerning: (i) the Sub-Adviser; (ii) the Sub-Adviser's International Long/Short Strategy; (iii) the investment performance or rate of return of the Sub-Adviser's advisory accounts, in each case that has been approved in writing by the Sub-Adviser specifically for inclusion in the Prospectus, the Registration Statement, any proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund (the "Fund Materials") or (iv) otherwise provided to, and approved in writing by, Sub-Adviser for inclusion in Fund Materials. Sub-Adviser shall approve or object in writing to the inclusion in the Fund Materials of any materials provided pursuant to clause (iv) of the definition of Sub-Adviser Information in a reasonably prompt manner. To the extent Sub-Adviser does not object to the inclusion of such materials in the Fund Materials within three business days following receipt by Sub-Adviser, such materials shall be deemed to be approved by Sub-Adviser. For the avoidance of doubt, any approvals required by this Section 10(a) may be made via electronic mail.

(b)            The Sub-Adviser shall indemnify the Fund, the Adviser and each of their respective partners, members, officers, directors, and employees, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act ("CPG Persons"), against, and hold them harmless from, any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable and documented attorneys' and accountants' fees and disbursements) (collectively, "Losses") asserted or threatened to be asserted by any person in so far as such Losses (or actions with respect thereto) arise out of or are based upon (i) any material breach of any of the representations, warranties, covenants or obligations of the Sub-Adviser with respect to this Agreement; (ii) the bad faith, willful misconduct or gross negligence by the Sub-Adviser in the performance of its duties under this Agreement or reckless disregard of obligations or duties hereunder; or (iii) any untrue statement of a material fact contained in the Prospectus, the Registration Statement, any proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Sub-Adviser that was required to be stated therein or necessary to make the statements therein not misleading to the extent such untrue statement or omission was (i) made in reliance upon information furnished to the Adviser or the Fund by the Sub-Adviser specifically for use in such document and such information was reproduced without alteration in the form provided by the Sub-Adviser and used in the context in which it was given or otherwise approved in writing by the Sub-Adviser or (ii) is Sub-Adviser Information.

(c)            The rights of indemnification provided in this section shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law.

(d)            The Sub-Adviser shall not be responsible for any Losses incurred by the Fund as a direct or indirect result of circumstances beyond the Sub-Adviser's control, including without limitation acts of God, earthquakes, fires, floods, storms, wars, acts of terrorism, pandemics, acts of civil or military authorities, governmental actions, or power outages.

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(e)            Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

(f)            The Adviser and/or the Fund may have rights under U.S. federal or state laws and/or other applicable laws that may not be waived under such laws. Nothing in this Agreement is intended to override provisions of applicable law to the extent such provisions may not be waived or modified by agreement or disclosure.

(g)            The Sub-Adviser shall not be deemed to have breached this Agreement or the Governing Documents, or caused the Fund or the Adviser to suffer loses, due to fluctuations in the value or amount of the Assets arising from market movements. For the avoidance of doubt, it is agreed and acknowledged that upon the discovery of a violation of any Governing Document in connection with such market fluctuations, the Sub-Adviser will promptly move the Fund's portfolio into compliance.

11.            [RESERVED]

12.            Confidentiality.

(a)            Except as expressly authorized in this Agreement or a party's performance of services in accordance with this Agreement or as required by applicable law, regulation or court order, each party hereto and its affiliates (each, for purposes of this section, the "Recipient Party") shall keep confidential and shall not use or disclose, except with the consent of the other party hereto (each, for purposes of this section, the "Disclosing Party"), any and all non-public, proprietary or confidential information concerning the business of the Disclosing Parties and/or their affiliates or investors therein obtained in connection with the services rendered under this Agreement, including, without limitation, Portfolio Information (as defined below) (the "Information"); provided that the Recipient Party may make such disclosure to its directors, officers, partners, members, employees, agents, advisors, service providers, potential financing counterparties or representatives, including legal and compliance personnel (collectively, the "Representatives") who (i) need to know the Information in connection with this Agreement, (ii) have been informed of the confidential nature of such Information and (iii) have been advised that such Information is to be kept confidential and not used for any other purpose. Notwithstanding the foregoing, the Fund, the Adviser and the Sub-Adviser shall be permitted to disclose Portfolio Information consistent with applicable law. The Recipient Party shall be responsible for a breach of this section. Notwithstanding the foregoing, the Sub-Adviser shall be permitted to use Portfolio Information to the extent necessary in calculating and disclosing performance information or for other purposes required by law. The term "Information" will not include information that (i) is or becomes publicly available other than as a result of a disclosure by the Recipient Party in violation of this section, (ii) is or becomes available to the Recipient Party or its Representatives from a source other than the Disclosing Party, which source, to the knowledge of the Recipient Party or its Representatives, does not have an obligation of confidentiality to the Disclosing Party with respect to such information, (iii) was already in the Recipient Party's possession or the possession of its Representatives prior to receiving such information from the Disclosing Party, or (iv) is developed independently by the Recipient Party or its Representatives without use of the Information.

(b)            As used herein "Portfolio Information" means confidential and proprietary information of the Fund, the Adviser or the Sub-Adviser that is received by a party hereto in connection with this Agreement, and information with regard to the portfolio securities held both long and short, investment activity and characteristics of the Fund.

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(c)            Each of the Adviser and the Sub-Adviser agrees that it shall exercise the same standard of care that it uses to protect its own confidential and proprietary information, but no less than reasonable care, to protect the confidentiality of the Information.

(d)            Each Recipient Party acknowledges the nature of each Disclosing Party's businesses and the efforts the Disclosing Parties undertake to develop, preserve and protect their Information and their business and competitive advantage and goodwill. Accordingly, each Recipient Party acknowledges and agrees that the restrictions, limitations and obligations in this section are reasonable and necessary for the protection of the legitimate business interests of the Disclosing Parties and their affiliates. Each Recipient Party also acknowledges that the Disclosing Parties would not have entered into this Agreement unless the Recipient Party agreed to such restrictions, limitations and obligations.

13.            Insurance. Each of the Adviser and the Sub-Adviser agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of their business activities.

14.            Duration and Termination.

(a)            This Agreement will become effective on the Commencement Date, provided that this Agreement will not take effect unless it has first been approved (i) by a vote of a majority of those Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting (or as otherwise permitted by applicable law or regulatory relief) called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act). Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the Commencement Date. Thereafter, if not terminated, this Agreement shall continue automatically for successive one-year periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting (or as otherwise permitted by applicable law or regulatory relief) called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act).

(b)            Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, (i) by the Adviser on 60 days' written notice to the Sub-Adviser, (ii) by vote of the Board or by a vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to the Sub-Adviser or (iii) by the Sub-Adviser on 90 days' written notice to the Fund and the Adviser. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act or the Advisers Act) and the Sub-Adviser shall be notified by the Fund and the Adviser, or the Sub-Adviser shall notify the Fund and the Adviser, as applicable, as soon as reasonably practicable and as permissible under applicable law or this Agreement before any such assignment occurs. In addition, notwithstanding anything herein to the contrary, if the Advisory Agreement terminates for any reason, this Agreement shall terminate effective upon the date the Advisory Agreement terminates.

15.            Independent Contractor Status; Notice of Change in Partners. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser. The Sub-

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Adviser will notify the Adviser of any change in the membership of the Sub-Adviser as required by the Advisers Act.

16.            Amendment of this Agreement.  This Agreement may be amended by mutual consent, provided that any material amendment hereto shall be approved (a) by vote of a majority of those members of the Board who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement cast in person at a meeting (or as otherwise permitted by applicable law or regulatory relief) called for the purpose of voting on such amendment, and, to the extent required by law, (b) by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act).

17.            Notices. Notices of any kind to be given to the parties hereto shall be in writing and shall be duly given if (A) mailed or delivered to the Adviser at 805 Third Avenue, 18th Floor, New York, New York 10022, Attention: Principal Accounting Officer, or at such other address or to such other individual as shall be specified by the Adviser to the Sub-Adviser, or transmitted via electronic mail to ________@selectequity.com and (B) mailed or delivered to the Sub-Adviser at 380 Lafayette Street New York, New York 10003 Attention: Legal Department, with a copy to Compliance Department at the same address, or at such other address or to such other individual as shall be specified by the Sub-Adviser to the Adviser in writing, or transmitted via electronic mail to ________@centralparkgroup.com and ________@centralparkgroup.com. Notwithstanding the foregoing, all notices given by electronic mail shall be deemed duly given when actually received as evidenced by written confirmation thereof.

18.            Representations and Warranties of the Adviser. The Adviser represents, warrants and agrees, on and as of the date hereof, as follows:

(a)            The Adviser is duly organized, validly existing, and in good standing as a limited liability company under the laws of the State of Delaware, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it.

(b)            The execution, delivery and performance by the Adviser of this Agreement and the Investment Advisory Agreement are within its and the Adviser's powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required for the execution, delivery and performance of this Agreement or the Investment Advisory Agreement, and the execution, delivery and performance of this Agreement and the Investment Advisory Agreement by the Adviser does not contravene or constitute a material breach or default under (i) any provision of applicable law, rule or regulation applicable to the Adviser, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Adviser. Any individuals whose signatures are affixed to this Agreement on behalf of the Adviser have full authority and power to execute this Agreement.

(c)            This Agreement and the Investment Advisory Agreement are each enforceable against the Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(d)            The Adviser is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement or the Investment Advisory Agreement.

(e)            To the best of its knowledge, there are no material pending, threatened, or contemplated actions, suits, proceedings, or investigations before or by any court, governmental,

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administrative, or self-regulatory body, board of trade, exchange, or arbitration panel to which it or any of its affiliates, is a party or to which it or any of its affiliates or assets are subject, nor has it or any of its affiliates received any notice of an investigation, inquiry, or dispute by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel regarding any of their respective activities which might reasonably be expected to result in a material adverse change in the Adviser's condition (financial or otherwise) or which might reasonably be expected to impair the Adviser's ability to discharge its obligations under this Agreement or the Adviser's investment management agreement with the Fund.

(f)            The Adviser shall provide the Sub-Adviser with a list of each entity that is an "affiliated person", as such term is defined in the 1940 Act, of the Fund and each person that, to the Adviser's knowledge, is an affiliated person of such person.

(g)            The Adviser (i) is registered with the Commission as an investment adviser under the Advisers Act and shall maintain such registration for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by the Investment Advisory Agreement; and (iii) is not presently under investigation by any regulatory agency and does not know of any pending or impending investigation or litigation by any such regulatory agency.

(h)            The Adviser has materially met and will seek to continue to materially meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency and will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of a registered investment company pursuant to Section 9 of the 1940 Act or otherwise.

(i)            If, at any time during the term of this Agreement, the Adviser discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of its representations and warranties herein inaccurate or incomplete in any material respect, it will, to the extent permitted by applicable law or regulatory authority, provide prompt written notification to the Sub-Adviser of such fact, omission, event, or change of circumstance, and the facts related thereto. The Adviser agrees that it will provide prompt notice to the Sub-Adviser in the event that: (i) it makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction; or (ii) a material event occurs that could reasonably be expected to adversely impact the Adviser's ability to perform this Agreement. The Investment Advisory Agreement permits the Adviser to delegate certain of its duties as investment adviser thereunder to a sub-adviser.

19.            Representations and Warranties of the Sub-Adviser. The Sub-Adviser represents, warrants and agrees, on and as of the date hereof, as follows:

(a)            It is duly organized, validly existing, and in good standing as a limited partnership under the laws of the State of Delaware, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it.

(b)            The execution, delivery and performance by the Sub-Adviser of this Agreement are within its powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required for the execution, delivery and performance of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement does not contravene or constitute a material breach or default under (i) any provision of applicable law, rule or regulation applicable to Sub-Adviser, (ii) the Sub-Adviser's governing instruments,

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or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon Sub-Adviser. Any individuals whose signatures are affixed to this Agreement on behalf of Sub-Adviser have full authority and power to execute this Agreement.

(c)            This Agreement is enforceable against Sub-Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(d)            To the best of its knowledge, there are no material pending, threatened, or contemplated actions, suits, proceedings, or investigations before or by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel to which it or any of its affiliates, is a party or to which it or any of its affiliates or assets are subject, nor has it or any of its affiliates received any notice of an investigation, inquiry, or dispute by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel regarding any of their respective activities which might reasonably be expected to result in a material adverse change in Sub-Adviser's condition (financial or otherwise) or which might reasonably be expected to impair Sub-Adviser's ability to discharge its obligations under this Agreement.

(e)            The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; (v) will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or otherwise; and (vi) is not presently under investigation by any regulatory agency and does not know of any pending or impending investigation or litigation by any such regulatory agency.

(f)            If, at any time during the term of this Agreement, Sub-Adviser discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of their representations and warranties herein inaccurate or incomplete in any material respect, it will, to the extent permitted by applicable law or regulatory authority, provide prompt written notification to the Adviser of such fact, omission, event, or change of circumstance, and the facts related thereto. Sub-Adviser agrees that it will provide prompt notice to the Adviser in the event that: (i) it makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction; or (ii) a material event occurs that could reasonably be expected to adversely impact the Sub-Adviser's ability to perform this Agreement.

(g)            The Sub-Adviser has provided the Adviser with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV most recently filed with the Commission and will furnish a copy of all amendments to the Adviser at least annually.

(h)            The Sub-Adviser has adopted, maintains and implements written compliance policies and procedures as required by Rule 206(4)-7 under the Advisers Act.

(i)            The Sub-Adviser has adopted proxy voting policies, a copy of which has been provided to the Adviser.

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20.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, all of which together shall for all purposes constitute one agreement, binding on the parties. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement in any other jurisdiction.

21.            Entire Agreement; Governing Law. This Agreement shall constitute the entire agreement of the parties hereto, and shall be governed by and construed in accordance with the laws of the State of New York, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control. BY SIGNING THIS AGREEMENT, THE PARTIES CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND FEDERAL COURTS LOCATED IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN.

22.            Survival. Sections 2(k), 4, 9, 10 and 12 hereof shall survive any expiration or termination of this Agreement.

23.            Miscellaneous.

(a)            The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(b)            If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(c)            This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

(d)            As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

(e)            For the avoidance of doubt, it is acknowledged and agreed that the Exhibits appended hereto form a part of this Agreement. All defined terms used in this Agreement have the same meanings when used in the Exhibits hereto.

(f)            The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the parties intend that this Agreement be construed as if drafted jointly by the parties and that no presumption or burden of proof arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

24.            Third Party Beneficiaries. The Fund and the Board are expressly made third party beneficiaries of this Agreement with rights to the same extent as if they had been a party to all sections hereto.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers or partners designated below on the day and year first above written.

CENTRAL PARK ADVISERS, LLC

By:
Name:
Title:

SELECT EQUITY GROUP, L.P.

By:
Name:
Title:

CPG Cooper Square International Equity, LLC, solely with respect to Section 7 and Exhibit A

By:
Name:
Title:

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Exhibit A

In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser, out of the management fee paid by the Fund to the Adviser, a fee (the "Sub-Advisory Fee") computed and payable monthly in arrears, at the annual rate of 0.75% of the net asset value of the Assets. For purposes of determining the Sub-Advisory Fee payable to the Sub-Adviser for any month, "net asset value" means the total value of the Assets as of the end of such month, less an amount equal to all accrued debts, liabilities and obligations of the Fund as of such date, and calculated before giving effect to any repurchase of Units on such date and before any reduction for any fees (including distribution and servicing fees and the Incentive Fee (defined below)) and expenses of the Fund. The Sub-Advisory Fee will be prorated for any period of less than a month based on the number of days in such period.

Promptly after the end of each fiscal year of the Fund, the Fund will pay to the Sub-Adviser an incentive fee (the "Incentive Fee") in an amount equal to 20% of the amount by which the Fund's Net Profits (as defined below) attributable to each class of Units (a "Class") for all Performance Periods (as defined below) ending within or coterminous with the close of such fiscal year exceed the balance of the Loss Carryforward Account (as defined below) maintained in respect of such Class, without duplication for any Incentive Fee paid by the Fund in respect of such Class during such fiscal year. In the event that a Performance Period ends in connection with the repurchase of Units by the Fund or a dividend or other distribution payable by the Fund, in each case on the date as of which the Fund's net asset value attributable to any Class is calculated for such purpose (each, a "valuation date"), the Incentive Fee also will be determined as if the end of such Performance Period were the end of the Fund's fiscal year; provided that only that portion of the Incentive Fee that is attributable to (i) the Units being repurchased (not taking into account any proceeds from any contemporaneous issuance of Units, by reinvestment of dividends and other distributions or otherwise), or (ii) the dividend or other distribution being paid by the Fund and not being reinvested in Units of the Fund, will be paid to the Sub-Adviser for such Performance Period.

For purposes of determining the Incentive Fee, if any, payable to the Sub-Adviser, the parties will maintain a memorandum account (the "Loss Carryforward Account") with respect to each Class that will have an initial balance of zero upon commencement of the Class's operations and, thereafter, will be credited as of the end of each Performance Period with the amount of any Net Loss (as defined below) of the Fund attributable to such Class for that Performance Period and will be debited with the amount of any Net Profits of the Fund attributable to such Class for that Performance Period, as applicable (provided, however, that the debiting of Net Profits may only reduce a positive balance in the Loss Carryforward Account and may not reduce the balance of the Loss Carryforward Account below zero). The Incentive Fee will be payable for a Performance Period only if and to the extent that the Loss Carryforward Account has a balance of zero.

The balance of the Loss Carryforward Account maintained for a Class, if any, shall be subject to a proportionate reduction in connection with: (i) any dividend or other distribution payable by the Fund in respect of such Class (to the extent such dividends and other distributions paid in respect of such Class are not reinvested in Units of such Class); or (ii) any repurchase by the Fund of Units of such Class. The amount of such reduction shall be that percentage of the then-current balance of the Loss Carryforward Account maintained for a Class determined by dividing (i) the aggregate amount of any dividends and other distributions paid in respect of such Class and not reinvested in Units of such Class, and the dollar amount of any Units of such Class repurchased by the Fund, by (ii) the Net Assets of the Fund attributable to such Class, prior to the reduction of Net Assets for the amount of such unreinvested dividends and other distributions and the dollar amount of Units of such Class repurchased by the Fund. The Loss Carryforward Account shall be maintained with respect to each Class as a whole (rather than for each individual investor).

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For purposes of this Agreement, the following definitions apply:

(a)            "Net Assets" of a Class shall mean the total value of all assets of the Fund attributable to such Class, less all accrued debts, liabilities and obligations of the Fund attributable to such Class, determined in accordance with the valuation and accounting policies and procedures of the Fund as from time to time in effect. For purposes of determining the Fund's net asset value attributable to any Class, the Incentive Fee will be calculated and accrued on each date that the Fund calculates its net asset value.

(b)            "Performance Period" shall mean each 12-month period ending as of the Fund's fiscal year-end (or, for the first fiscal year of the Fund, the period from the commencement of the Fund's operations through the end of the Fund's first fiscal year; or such other period ending as of the Fund's fiscal year-end in the event the Fund's fiscal year is changed); provided that the period of time from the prior Performance Period-end (or commencement of the Fund, as the case may be) through the valuation date of (i) a repurchase offer and (ii) a dividend or other distribution also shall constitute a Performance Period.

(c)            "Net Profits" attributable to a Class shall mean the amount by which (a) the Net Assets of the Fund attributable to a Class as of the end of a Performance Period, increased by the dollar amount of Units of such Class repurchased by the Fund during the Performance Period (excluding Units of such Class to be repurchased as of the last day of the Performance Period after the determination of the Incentive Fee) and by the amount of dividends and other distributions paid in respect of Units of such Class during the Performance Period and not reinvested in additional Units of such Class (excluding any dividends and other distributions to be paid as of the last day of the Performance Period), exceeds (b) the Net Assets of the Fund attributable to such Class as of the beginning of the Performance Period, increased by the dollar amount of Units of such Class issued during the Performance Period (excluding any Units of such Class issued in connection with the reinvestment of dividends and other distributions paid by the Fund in respect of such Class).

(d)            "Net Loss" attributable to a Class shall mean the amount by which (a) the Net Assets of the Fund attributable to such Class as of the beginning of a Performance Period, increased by the dollar amount of Units of such Class issued during the Performance Period (excluding any Units of such Class issued in connection with the reinvestment of dividends and other distributions paid by the Fund in respect of such Class), exceeds (b) the Net Assets of the Fund attributable to such Class as of the end of the Performance Period, increased by the dollar amount of Units of such Class repurchased by the Fund during the Performance Period (excluding Units of such Class to be repurchased as of the last day of the Performance Period after the determination of the Incentive Fee) and by the amount of dividends and other distributions paid in respect of such Class during the Performance Period and not reinvested in additional Units of such Class (excluding any dividends and other distributions to be paid as of the last day of the Performance Period).

Notwithstanding anything to the contrary herein, in the event of the termination of this Agreement, the Fund will be required to pay an Incentive Fee to the Sub-Adviser calculated in a manner as if such termination date were the end of the Fund's fiscal year.

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